As filed with the Securities and Exchange Commission on June 27, 2022

Registration No. 333-262181

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

AMENDMENT NO. 4 TO

FORM F-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

TAOPING INC.

(Exact name of registrant as specified in its charter)

British Virgin Islands	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Unit 3102, 31/F, Citicorp Centre

18 Whitefield Road, Hong Kong

852-36117837

(Address and telephone number of registrant’s principal executive offices)

Copies of Correspondence to:

Cogency Global Inc. 122 East 42nd Street, 18th Floor New York, NY 10168 (800) 221-0102 (Name, address, and telephone number of agent for service)	Kevin (Qixiang) Sun, Esq. Louis A. Bevilacqua, Esq. Bevilacqua PLLC 1050 Connecticut Avenue, NW, Suite 500 Washington, DC 20036 202-869-0888

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment for an offering pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the securities registered pursuant to this registration statement include $68,470,002.50 aggregate offering price of unsold securities of the Registrant previously registered on its registration statement on Form F-3 (Registration No. 333-229323), filed with the Securities and Exchange Commission on January 22, 2019 and was declared effective on February 11, 2019, which the Registrant refers to as the Prior Registration Statement. The previously paid filing fee relating to such unsold securities under the Prior Registration Statement will continue to be applied to such unsold securities registered on this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, any such unsold securities are sold pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated amount of unsold securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement, if not previously terminated, will be deemed terminated as of the date of effectiveness of this Registration Statement.

The Prior Registration Statement will remain in effect with respect to unsold securities (the “Secondary Offering Securities”) previously registered on the Prior Registration Statement and described under the caption “Secondary Offering” in the Prior Registration Statement fee table for resale of the Secondary Offering Securities by selling shareholders pursuant to the prospectus filed as part of the Prior Registration Statement, as such prospectus may be amended, supplemented or otherwise modified. No Secondary Offering Securities are being registered on this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 4 (this “Amendment No. 4”) to the Registration Statement on Form F-3 (the “Registration Statement”) is being filed solely for the purpose of filing updated auditors’ consent, which are filed herewith as Exhibits 23.1 and 23.2. No changes have been made to the Amendment No. 3 to the Registration Statement filed on June 9, 2022 other than this explanatory note as well as revised versions of the cover page and exhibit index of the Registration Statement. Accordingly, this Amendment No. 4 consists only of the cover page, this explanatory note, Part II of the Registration Statement, and updated Exhibits 23.1 and 23.2. The prospectus is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers.

BVI law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the BVI courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Under the Company’s memorandum and articles of association, subject to the BVI Business Companies Act (as amended) (the “Act”), the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer (excluding the auditors), or who is or was serving at the Company’s request as a director or officer of another company, partnership, joint venture, trust or other enterprise. Each such indemnified person shall be indemnified out of the Company’s assets against any liability, action, proceeding, claim, demand, judgments, fines, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may reasonably incur as a result of any act or failure to act in carrying out their functions other than such liability that they may incur by reason of their own actual fraud or willful default. In addition, to be entitled to indemnification, an indemnified person must not have acted in such a manner as to have incurred the liability by virtue of having committed actual fraud or willful default but no person shall be found to have committed actual fraud or willful default unless or until a court of competent jurisdiction shall have made a finding to that effect.

No indemnified person will be personally liable to the Company for damages for any breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision will not eliminate or limit the liability of a director or officer for:

(a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law,

(b) for the violation of any provision of the Act, as amended from time to time, that expressly provides for liability of directors or officers notwithstanding any provision herein to the contrary.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

At present, there is no pending litigation or proceeding involving any of our directors or officers where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

Item 9. Exhibits.

The following exhibits are filed herewith or incorporated by reference:

Exhibit No.	Description

1.1+	Underwriting Agreement

3.1	Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 99.1 to the registrant’s report on Form 6-K furnished on December 30, 2020)

4.1	Specimen Ordinary Share Certificate (incorporated by reference to Exhibit 4.1 to the registrant’s registration statement on Form S-4, as amended, filed on June 21, 2012 (file No. 333-182247))

4.2*	Form of Indenture relating to debt securities

4.3+	Form of Warrant Agreement (including form of Warrant Certificate)

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4.4+	Form of Unit Agreement (including form of Unit Certificate)

5.1*	Opinion of Maples and Calder

5.2*	Opinion of Bevilacqua PLLC

23.1	Consent of UHY LLP, Independent Registered Public Accounting Firm

23.2	Consent of PKF Littlejohn LLP, Independent Registered Public Accounting Firm

23.3*	Consent of Maples and Calder (included in Exhibit 5.1)

23.4*	Consent of Bevilacqua PLLC (included in Exhibit 5.2)

24.1*	Power of Attorney

25.1**	Statement of Eligibility of the Trustee

107*	SEC Filing Fee Table

*	Previously Filed.

**	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, if applicable.

+	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report of the registrant filed pursuant to the Securities Exchange Act of 1934, if applicable, and incorporated herein by reference.

Item 10. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

	(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

	(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that subsections (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subsections is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)		That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)		To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

	(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

	(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

	(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(e)	The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, or the Act, in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hong Kong on this 27th day of June, 2022.

TAOPING INC.

By:	/s/ Jianghuai Lin
Jianghuai Lin
Chief Executive Officer

*****

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated.

SIGNATURE	TITLE	Date

/s/ Jianghuai Lin	Chief Executive Officer and Chairman of the Board	June 27, 2022
Jianghuai Lin	(Principal Executive Officer)

*	Chief Financial Officer	June 27, 2022
Liqiong (Iris) Yan	(Principal Financial and Accounting Officer)

*	Director and President	June 27, 2022
Zhiqiang Zhao

*	Director	June 27, 2022
Yong Jiang

*	Director	June 27, 2022
Remington Hu

*	Director	June 27, 2022
Yunsen Huang

*By:	/s/ Jianghuai Lin
Jianghuai Lin
Chief Executive Officer
Attorney-in-Fact

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of Taoping Inc., has signed this registration statement or amendment thereto in New York, New York, U.S.A. on June 27, 2022.

Authorized U.S. Representative
Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.